Exhibit 10.22

(This is a summary translation to be used for reference only)

Maximum Amount Guarantee Contract

(To be used when the Guarantor is a natural person)

S/N: 99062011B97190

Guarantor:	HOU Wanchun, YU Zhonghong, LI Qiang and DAI Xuesong (Collectively, “Party A”)

Creditor:	China Minsheng Banking Corp., Ltd., Dalian Division (“Party B”)
Legal Representative:	ZHAO Hui
Telephone:	0411-82808234

This contract is entered in between Party A and Party B in accordance with the relevant State laws and regulations.

I. Type and Maximum Amount of the Master Claim under the Guarantee

Article 1 The Master Contract hereunder is Medium-to-Small Sized Enterprise Financing Service Contract (S/N: 99062011297190) between Party A and Party B; the Master Contract is composed of the specific service contracts, application for the use of the loan and other IOU’s and electronic data thereunder.

Article 2 The maximum amount guaranteed by Party A is RMB 50,000,000.00 (Fifty Million).

II. Period during Which the Master Claim Is Generated

Article 3 The period during which the master claim is generated has November 9, 2011 as the beginning date and November 8, 2012 as the end date. This provision has the following meaning:

3.1 If the service type is loan service under the Master Contract, then date of release of each of the loan amount shall not be later than the end date above.

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Exhibit 10.22

3.2 If the service type is the issuance of bank acceptance notes/discounted commercial bills/letters of guarantee under the Master Contract, the dates of issuance of such bank acceptance notes/discounted commercial bills/letters of guarantee shall not be later than the end date above.

3.3 If the Master Contract Debtor is a natural person, no expiration date of the period of performance of the debt obligations guaranteed hereunder shall be later than the end date; if the Master Contract Debtor is a corporate legal or non-legal person, the period of performance of the debt obligations guaranteed hereunder will not be limited by the end date.

III. Term of Performance of the Debt Obligations by the Master Contract Debtor

Article 4 The term of performance of the debt obligations by the Master Contract Debtor is provided in the specific service contracts under the Master Contract.

IV. Guarantee Method

Article 5 Party A’s guarantee method is joint and several liability guarantee.

Article 6 If Party A is more than one individual guarantor, each guarantor shall bear joint and several liability for the repayment of all claims under the guarantee. An act of breach committed by any one of the guarantors shall be considered that of all guarantors; each guarantor will act as an agent for other guarantors; any consent, acceptance or acknowledgement of any one of the guarantors shall be considered that of all guarantors.

V. Scope of the Guarantee

Article 7 The scope of the guarantee is loan principal due, interest, penalty interest, compound interest, default damages, loss compensation and all other fees incurred during the course of realizing Party B’s claims and rights hereunder (including but not limited to litigation fee, arbitration fee, appraisal fee, registration fee, insurance fee, assessment fee, certification fee, legal fee and traveling expenses). All the fees mentioned above shall be included in the scope of the guarantee but not added to the loan principal guarantee hereunder.

VI. Determination of the Claim under the Guarantee

Article 8 Determination of the claim guaranteed hereunder upon the occurrence of any of the following:

8.1 The period during which the master claim is generated set for in Article 3 herein has expired;

8.2 The creditor under the Master Contract declares all the debt obligations under the Master Contract immediately due in accordance with the law or provision therein;

8.3 Other situation regarding the claim under the guarantee as required by law.

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Exhibit 10.22

Article 9 The determination of the claim guaranteed hereunder will have the following effect:

9.1 All the outstanding loan obligation under the Master Contract at the time of determination of the claim guaranteed hereunder will be included in the scope of the pledge guarantee;

9.2 All other amounts in addition to the principal set forth in Article 7 herein at the time of determination of the claim guaranteed hereunder will be included in the scope of the pledge guarantee;

9.3 Starting from the date of determination of the claim guaranteed hereunder to the time of full repayment of the claim under the guarantee, if there is any occurrence of failure by the Master Contract Debtor to perform its debt obligations, Party B shall have the right to pursue Party A directly for repayment and Party A must immediately repay the corresponding debts.

VII. Term of the Guarantee

Article 10 The term of the guarantee provided by Party A is two years after the expiration of the period of debt obligation performance; the starting date of the term is determined as follows:

10.1 If the expiration date of the debt obligation performance for any claim under the Master Contract is earlier than or the same as the date of determination, the starting date of the term of the guarantee for this claim provided by Party A is the date of determination.

10.2 If the expiration date of the debt obligation performance for any claim under the Master Contract is later than the date of determination, the starting date of the term of the guarantee for this claim provided by Party A is the expiration date of the debt obligation performance for this claim.

10.3 The “expiration date of the debt obligation performance” mentioned above includes the due date of each amount of debt that is to be repaid in installments and the accelerated due date for any debt declared by the creditor in accordance with the provisions of the Master Contract.

10.4 If the debt obligation under the Master Contract is the issuance of bank acceptance notes/discounted commercial bills/letters of guarantee or legal person account overdraft, the date of external payment made by Party B is the expiration date of the debt obligation performance for this claim.

VIII. Rights and Responsibilities

Article 11 During the term of the guarantee, if Party B transfers the creditor claims under the Master Contract to a third party, Party B is not required to obtain Party A’s prior consent and Party A must continue to bear the responsibility for guarantee.

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Exhibit 10.22

Article 12 During the term of the guarantee, the Master Contract Debtor is not required to obtain Party A’s prior consent in its negotiation with Party B regarding making changes to the Master Contract unless such changes involve extension of the term and increase of the principal of the master claim, or the transfer by the Master Contract Debtor of its debt obligations thereunder.

Article 13 After the creditor claims guarantee hereunder are determined, if the Master Contract Debtor fails to repay any debt and Party B demands Party A to assume its responsibility for guarantee, Party A must immediately perform the repayment obligation upon receiving such request notice from Party B.

Article 14 The amount paid by Party A in its performance of the guarantee will be applied in the following order: (1) fees incurred from the realization and exercising of its claims and rights; (2) damage and loss compensation; (3) default damages; (4) compound and penalty interests; (5) past-due interest; (6) interest; (7) principal.

Article 15 When Party B requests Party A to assume its assume its responsibility for guarantee, Party A authorizes Party B to deduct directly any corresponding amount from its accounts set up with Party B. If the balance in such accounts is insufficient, Party B shall have the right to deduct any corresponding amount directly from Party A’s other accounts set up with any of Party B’s affiliates and Party A shall bear all resulting loss and consequences

Article 16 If there is any change in Party A’s name, address, correspondence address, postal code, home phone, mobile and business phone numbers and any other personal information, Party A must notify Party B within 20 days of such change.

Article 17 If Party A experiences any event that will harm Party B’s rights and interests, Party A must notify Party B within 20 days of such event and make appropriate arrangements at Party B’s request.

Article 18 Any guarantee provided by Party A to a third party during the term of the guarantee hereunder shall not harm Party B’s rights and interests.

Article 19 Party B is not required to notify Party A if Party B enters into agreement with the Master Contract Debtor regarding other claims under the Master Contract.

Article 20 If Party A learns about the occurrence, or likely occurrence, of any event that will harm Party B’s rights and interests, Party A must immediately notify Party B.

IX. Liability for Breach

Article 21 After this contract has become effective, either party hereto that fails to perform its obligations hereunder shall bear the corresponding liability for breach and compensate the other party for any resulting loss.

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Exhibit 10.22

Article 22 If Party A experiences death, disappearance, limitation or loss of capacity for civil activities, Party A’s asset inheritor, custodian and guardian shall perform its obligations hereunder; otherwise Party B shall exercise its right provided in Article 15 herein.

X. Promises and Warranties

Article 23 Party A has full capacity for civil activities and has the qualification and ability to execute and perform this contract and other related contracts.

Article 24 All documents and certification provided by Party A in connection with this contract are true, valid and legal.

Article 25 Party A understands and agrees to all the provisions of the Master Contract and voluntarily provides the guarantee for the Master Contract Debtor.

Article 26 At the time of providing this guarantee, Party A is not involved in any litigation or arbitration.

Article 27 The debt obligations under the Master Contract can be used to repay old debts and Party A will assume its responsibility for maximum guarantee for such debts.

XI. Independence

Article 28 The validity of this contract is independent of the Master Contract and will not become invalid when the Master Contract becomes invalid.

Article 29 The validity of this contract is independent of other guarantee contracts. If there are other guarantees under the Master Contract in addition to the guarantee hereunder, Party A’s responsibility to provide guarantee hereunder shall not be affected or reduced by other guarantees. Party B shall have the right to opt for the exercise of its right hereunder.

XII. Resolution of Dispute

Article 30 All disputes in connection with this Contract must be resolved through consultation; if such consultation fails, the dispute shall be submitted to the people’s court at Party B’s location for resolution.

XIII. Contract Effectuation, Amendment and Dissolution

Article 31 This contract becomes effective upon execution by both parties.

Article 32 Party A and Party B must enter into written agreement regarding the amendment to and the dissolution of this contract.

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Exhibit 10.22

XIV. Rider

Article 33 For detailed information about Party A, see Attachment 1

Article 34 Party B has provided detailed explanation of all provisions herein to Party A at the time of execution of This Contract and there is no inconsistence in the understanding of the provisions herein between the parties hereto.

Article 35 Information Disclosure and Inquiry

Pursuant to the relevant laws and regulations or at the request of financial regulation organizations, Party B has the right to enter the information about this contract and other information provided by Party A into the inter-bank credit inquiry system, credit information system and other legally established database. If Party A breaches this contract, Party B has the right to public Party A’s breach and provide the relevant information to collection agencies.

Article 36 Notices and Delivery of Notices

36.1 All notices sent by one party to the other must be delivered to the addresses indicated on the first page of this contract.

36.2 If such notice is sent by registered mail, it will be considered received 4 days after it is posted; if by telex or fax, it will be considered received after transmission success acknowledgement is received; if by courier, it will be considered received at the time of delivery by the courier.

Article 37 Force Majeure

If the occurrence of any event of Force Majeure renders it impossible for either party to perform this contract, the affected party must notify the other party within 10 days of such occurrence and provide written certification issued by the local certification agency

Article 38 Public Certification

[None]

Article 39 Other Matters Stipulated between the Party A and Party B

[None]

Article 40 Contract Copies and Effect

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Exhibit 10.22

This contract has 6 counterparts, with one to Party A, Party B and the Master Contract Debtor, and all of them have the same legal effect. The attachments are the inseparable components of this contract and have the same legal effect as the other contents herein.

Party A: /s/ YU Zhonghong (signed by XIA Yin on her behalf)

/s/ LI Qiang

/s/ DAI Xuesong (signed by LI Qiang on his behalf)

/s/ HOU Wanchun

Party B: /company seal/ China Minsheng Banking Corp., Ltd., Dalian Division

Legal Representative:

November 9, 2011

Attachment 1 Detailed Information on the Guarantor (Party A)

[Not translated, but all names of the 4 individual guarantors are listed at the beginning of this contract]

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